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                                                                   EXHIBIT 10.18


                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT is made and entered into this 18th day of November, 1996, by and between Timothy A. Ramos (the "Executive") and Cambridge Technology Partners (Massachusetts), Inc. (hereinafter referred to as the "Company"), a corporation organized under the laws of the State of Delaware.

                                  WITNESSETH:
                                  -----------

     WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of October 31, 1996 by and among the parties named therein (the "Merger Agreement"), the Company is acquiring all of the outstanding capital stock of Ramos & Associates, Inc. ("Associates") and Associates is becoming a wholly-owned subsidiary of the Company; and

     WHEREAS, Executive and the Company are entering into a Noncompetition Agreement of even date herewith (the "Noncompete Agreement");

     WHEREAS, while Executive shall be an at will employee of the Company, Executive and the Company desire to enter into this agreement to provide for the terms Executive's continuing employment with the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.   Position. Executive's current position is Senior Vice President of the
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Company. Executive shall manage Associates as a subsidiary of the Company and shall perform such duties as are reasonably assigned to him by the Chief Executive Officer of the Company from time to time. The Executive shall also serve as a member of the executive committee of senior officers.

Executive accepts such employment, and agrees to render the services described herein and to devote his entire available business time, effort, skill and attention to promote the best interests of the Company.

     2.   Salary.  As compensation for the services to be rendered by the
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Executive, the Company shall pay the Executive $210,000 per year (the "Salary"), payable periodically consistent with the Company's normal payroll practices and policies for full-time employees, less such deductions and amounts to be withheld therefrom as may be required under applicable law. Executive shall receive performance reviews at least annually. The Salary may be increased from time to time in such amount as the Board of Directors or any committee thereof may approve.

     3.   Participation in Benefit and Bonus Plans. The Company shall provide to
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the Executive any fringe benefits that are provided by the Company to any other employees of the Company and any other benefits that are generally provided by the Company to executive-level
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                                      -2-

employees from time to time. Executive shall be considered eligible to participate in any discretionary option or bonus plans of the Company to the same extent as vice president level employees of the Company. In particular, Executive shall be eligible to receive an annual bonus of up to 50% of the Salary, to be determined based upon the performance of both Executive and the Company.

     4.   Severance. In the event Executive's employment with the Company is
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terminated for any reason (including, without limitation, the death or long-term disability of Executive) other than Just Cause (as defined below) or his voluntary resignation, Executive shall be entitled to receive, and the Company shall pay to Executive, cash severance payments in an aggregate amount equal to six months salary at Executive's then-current base salary rate. The Company shall make such severance payments over a six-month period in accordance with its normal payroll practices and policies for full-time employees. The payment of such severance is conditioned on the Executive's adhering to his obligations under the Noncompete Agreement.

          (A)  Termination for Just Cause.  For purposes of this Agreement,
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termination by the Company of the Executive shall be considered termination for
Just Cause if such termination is for one or more of the following reasons:

               (i) Executive's conviction in a court of law of any crime, which conviction makes him unfit for continuing employment, prevents him from effective management of the Company or materially and adversely affects the reputation or business of the Company.

               (ii) Dishonesty or willful misconduct which materially and adversely affects the reputation or business activities of the Company and which continues after written notice thereof to Executive, substance abuse for which Executive fails to undertake and maintain treatment after requested by the Company, or misappropriation of funds.

               (iii) Executive's continuing material failure or refusal to perform his duties as an Executive of the Company or to carry out in all material respects the lawful directives of the Board of Directors.

     6.   Non-assignability. This Employment Agreement may not be assigned by
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either Company or Executive, except that the Company may assign its rights under this Agreement to any parent or other affiliated corporation or by means of an acquisition, merger, or a sale of all or substantially all of the assets or stock of the Company; and no such assignment shall impair the rights or obligations of the parties as provided herein.

     6.   Miscellaneous.
          -------------

     6.1  Notices. All notices and other communications required or permitted to
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be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by overnight courier service or facsimile transmission, or dispatched by certified mail
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                                      -3-

to the parties at the following addresses or to such other address for a party as such party may have designated to the other in a prior notice given in accordance herewith:

               (a)  If to the Company, to:
                    Cambridge Technology Partners
                      (Massachusetts), Inc.
                    304 Vassar Street
                    Cambridge, MA 02139
                    Telecopier (617) 374-8300
                    Attn:  Chief Financial Officer

               with a copy to:

                    Testa, Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    Boston, MA 02110
                    Attn:  James P. O'Hare

               (b)  If to Executive to:

                    Timothy Ramos
                    Ramos & Associates
                    3000 Executive Parkway
                    Suite 402
                    San Ramon, CA  94583-2300

     6.2  Entire Agreement.  This Agreement, together with the Noncompete
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Agreement, set forth the entire agreement and understanding of the parties hereto concerning the subject matter hereof and supersedes any prior understandings and agreements relating to the terms of the Executive's employment by the Company.

     6.3  Amendments; Waivers.  This Agreement may be amended, modified,
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superseded, or canceled and the terms or covenants hereof may be waived, only by a written instrument specifically referring to this Agreement and executed by both of the parties hereto, or, in the case of a waiver, by the party entitled to the benefit of such provision. The failure by a party hereto at any time or from time to time to require performance of any obligation under this Agreement shall in no manner affect such party's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by a party hereto of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

     6.4  Severability.  If any provision of this Agreement, or the application
          ------------
thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or
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                                      -4-

circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     6.5  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth.

     6.6  Headings.  The section headings contained in this Agreement are
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intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     6.7  Remedies.  Executive agrees that any intentional, willful, reckless or
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negligent material breach of this Agreement by him will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of his obligations hereunder.
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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above, effective as of such date.


                                             EXECUTIVE:


                                             /s/Timothy A. Ramos
                                             Timothy A. Ramos


                                             CAMBRIDGE TECHNOLOGY PARTNERS
                                             (MASSACHUSETTS), INC.


                                             By: /s/James K. Sims
                                                James K. Sims
                                                 President